STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of June 19, 2014 (this “Agreement”), is by and among the individuals and entity listed on the signature page hereof (the “Sellers”), and HC Consulting Limited (the “Purchaser”).  The Sellers and the Purchaser are referred to herein individually as a “Party” and collectively, as the “Parties.”

Preliminary Statement

Sellers, comprised of directors, officers and other principal stockholders of UHF Incorporated, a Delaware corporation (the “Company”), and two other stockholders of the Company, own in the aggregate 11,024,444 shares (the “Shares”) of the common stock of Company (the “Common Stock”).

Sellers desire to sell to Purchaser, and Purchaser is willing to purchase from the Sellers, the Shares, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Seller and the Purchaser hereby agree as follows:

1.           Purchase and Sale.

The Sellers agree to sell, transfer, convey and deliver the Shares unto the Purchaser, and the Purchaser agrees to acquire and purchase the Shares from the Seller, on the terms and subject to the conditions set forth herein. Each Seller shall deliver and transfer the number of shares of Common Stock set forth opposite such Seller’s name on Schedule I annexed hereto (the “Specified Shares”) for the portion of the Purchase Price indicated on said Schedule I. Purchaser shall have no obligation to consummate the sale of the Shares contemplated hereby unless all of the Shares have been deposited in escrow for delivery to Purchaser at Closing against delivery of the Purchase Price by Purchaser. The Purchase Price shall be apportioned amongst the Sellers in proportion to the percentage of the Shares owned by each Seller, as indicated on Schedule I.

2.           Purchase Price.

(a)           General.  The purchase price (the "Purchase Price") for the Shares is Three Hundred Eighty Five Thousand Dollars ($385,000).  The Purchase Price shall be payable by wire transfer of same day funds at the Closing (as defined in Section 3 below) to Eaton & Van Winkle LLP, as escrow agent (the “Escrow Agent”). Purchaser has deposited a non-refundable deposit of $25,000 (the “Escrow Deposit”) in a non-interest-bearing account under the control of the Escrow Agent which shall be delivered to Sellers unless the only reason for the failure to close hereunder is a failure to perform by Sellers. The Escrow Deposit held by the Escrow Agent on the terms and subject to the conditions set forth in an Escrow Agreement among the Seller, Purchaser and the Escrow Agent in the form of Exhibit A annexed hereto (the “Escrow Agreement”), executed concurrently with this Agreement.

(b)           Adjustment for Outstanding Liabilities. If the Company shall have any liability as of the Closing which the Company or Sellers have not agreed to satisfy out of the Purchase Price or funds otherwise available to the Company, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes (collectively, “Liability”), the Purchase Price shall be reduced on a dollar for dollar basis by the amount of such Liability, and the amount payable by Purchaser hereunder shall be reduced accordingly.

3.           The Closing.

(a)           General.  The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at such time and place as shall be agreed upon by the Parties (the “Closing Date”) not later than June 25, 2014 (the “Outside Closing Date”).  The Closing shall occur by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself).

(b)           Delivery of Certificates in Escrow.  Concurrent with the execution of this Agreement, each of the Sellers shall deliver to the Escrow Agent certificates (the “Certificates”) evidencing all of the Specified Shares held by such Seller and to be sold hereunder, together with duly executed stock powers executed in blank with respect thereto (the “Stock Powers”).  The Certificates shallbe held in escrow on the terms and subject to the conditions set forth in the Escrow Agreement.

(c)           Deliveries at the Closing. At the Closing, the Escrow Agent shall deliver        (i) to Purchaser, the Certificates, the Stock Powers and the documents referred to in Section 10(a) (collectively, together with the Certificates and Stock Powers, the “Seller Escrow Documents”), against payment of the Purchase Price, and (ii) to Sellers, the portion of the Purchase Price payable to each Seller indicated on Schedule I and the documents referred to in Section 10(b), against delivery of the Seller Escrow Documents.

4.           Representations and Warranties of Seller.

Each of the Sellers represents and warrants to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a)           Each Seller has the power to execute, deliver and perform such Seller’s obligations under this Agreement and to sell, assign, transfer and deliver to the Purchaser the Specified Shares as contemplated hereby.

(b)           This Agreement has been duly and validly executed by each Seller, and constitutes the valid and binding obligation of such Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(c)           Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance with the terms and conditions hereof by each Seller, will violate or result in a breach of any term or provision of any agreement to which such Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any  properties or assets of the Seller.

(d)             No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

(e)           The Specified Shares are owned beneficially and of record by the Seller and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof.  Each Seller owns the Specified Shares attributed to him on the signature page hereto free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Specified Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens.  The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(f)           There are no options, warrants or other rights to subscribe for or purchase shares of the Company’s capital stock outstanding, and as of the Closing Date, there will be none outstanding.

(g)           The Company has no Liabilities, other than those disclosed in its most recent SEC Report (as defined in section 4(l) below).  As of the completion of the Closing, the Company shall have repaid or contributed to the capital of the Company all amounts advanced to the Company by its officers and other related parties and will have no Liabilities.

(h)           The Company is a corporation in good standing duly incorporated in the State of Delaware.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business.  The Company has no subsidiaries and does not control any other entity, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(i)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company, will violate or result in a breach of any term or provision of  the Company’s Certificate of Incorporation or By-Laws, each as amended as of the date hereof, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(j)           The Company is authorized to issue 51,000,000 shares, consisting of 1,000,000 shares of “blank check” Preferred Stock, none of which have been issued, and 50,000,000  shares of Common Stock, of which 11,662,104 shares are issued and outstanding.  Following the Closing, the Purchaser will own approximately 95% of the Company’s Common Stock. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities or rights that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Sellers and any third party, or (iii) to the knowledge of the Sellers between or among any of the Company’s stockholders.  The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.  The stockholder list provided to the Purchaser by the Company is a current shareholder list generated by its transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company’s Common Stock.

(k)           There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding, pending or, to the Seller’s knowledge, threatened against the Company.

(l)             During the period from January 1, 2012, to the date hereof, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company (all such documents, as amended or supplemented, are referred to collectively as, the “SEC Reports”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any applicable SEC Report (collectively, the “SOX Certifications”).  The Company has made available to the Purchaser all comment letters, if any, received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company.  Through the date hereof, the Company has complied in all respects with its SEC filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”).  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the “Company Financial Statements”) contained in the SEC Reports (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the financial position of the Company as of the dates thereof and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC.  The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any person not already included in such financial statements are required by GAAP to be included in the   financial statements of the Company.  As of their respective dates, each of the SEC Reports was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the SEC Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other the SEC Reports, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of its officers has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

(m)             The Company has filed all federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable.  All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns.  There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, or any tax liens whether existing or inchoate on any of the assets of the Company, except for current year taxes not presently due and payable.  No IRS or foreign, state, county or local tax audit is currently in progress.  The Company has not waived the expiration of the statute of limitations with respect to any taxes.  There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(n)           The Company does not have any ongoing operations, does not employ any employees and does not maintain any employee benefit or stock option plans. The Company is not a party to any contract or agreement that will survive the Closing.

(o)           Except as set forth in the SEC Reports, since March 31, 2014, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its quarterly report on Form 10-Q filed for the quarter ended March 31, 2014.

(p)           The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  To the Sellers’ knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(q)           No representation or warranty by any Seller in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.           Representations and Warranties of the Purchasers.

Purchaser represents and warrants to the Seller as follows:

(a)           The Purchaser is duly organized under the laws of Hong Kong.  The Purchaser has full power and authority to execute, deliver and perform the Purchaser’s obligations under this Agreement and to purchase the Shares as contemplated hereby.  This Agreement and the transactions contemplated hereby have been duly authorized by Purchaser.

(b)           This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(c)           Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of Purchaser’s properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or to any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(d)           No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

(e)           Each of the equity owners of Purchaser is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with Purchaser’s representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Seller and the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Purchaser is duly and legally qualified to purchase and own the Shares.  Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(f)           Purchaser is purchasing the Shares as principal for Purchaser’s own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Purchaser understands and agrees that the Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(h)           Purchaser does not have any pre-existing relationship with the Company or any of its current officers and directors.

6.           Due Diligence.

The Sellers have caused the Company to provide the Purchaser and its agents and representatives with certain due diligence documents, relating to the Company, including but not limited to, financial statements and certain minutes of the Company’s activities.  Further, the Purchaser acknowledges that information concerning the Company and its history and affairs are publicly available on the SEC’s Edgar database, including its financial information, and the Purchaser and its agents and representatives have had the opportunity to review and examine the same.

7.           Brokers and Finders.

No broker or finder has acted for Purchaser or Sellers, or their affiliates or personnel in connection with this Agreement or the transactions contemplated hereunder, and no broker or finder retained by Purchaser, Sellers, or their affiliates or personnel is entitled to any brokerage or finder’s fee with respect to this Agreement.

8.           Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)           General. Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 10 below).

(b)           Notices and Consents. Prior to Closing, the Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents that the Purchaser may reasonably request.  Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.  None of the Sellers is aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

(c)           Prohibited Activities.  Prior to Closing, each of the Sellers will use such Seller’s best efforts, including its rights as a stockeholder of the Company, to prevent the Company from engaging in any practice, taking any action, or entering into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Exchange Act or otherwise necessary to maintain the Company’s eligibility on the OTC Bulletin Board and with the Depositary Trust Corporation. Without limiting the generality of the foregoing, each of the Sellers also will use such Seller’s best efforts and rights as a shareholder to prevent the Company from (i) declaring, setting aside, or paying any dividend or making any distribution with respect to its capital stock or redeeming, purchasing, or otherwise acquiring any of its capital stock except as otherwise expressly specified herein, (ii) issuing, selling, or otherwise disposing of any of its capital stock, or granting any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) making any capital expenditures, loans, or incurring any other obligations or liabilities, (iv) entering into any agreement or incurring any commitment or (v) otherwise engaging in any practice, taking any action, or entering into any transaction that is inconsistent with the transactions contemplated hereby.

(d)           Notice of Developments. Each Seller, to the extent such Seller becomes aware of the same, will give prompt written notice to the Purchaser of any material adverse development causing a breach of any of the representations and warranties in Section 4 above.  No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the disclosures contained in the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

9.           Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing:

(a)           General. If action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11 below).

(b)           Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 11 below).

(c)           Cooperation. The Sellers shall cooperate with the Company and the Purchaser in the preparation of the Company’s unaudited financial statements for the period ended June 30, 2014.  The costs of such financials, review thereof, preparation, and filing of the Form 10-Q shall be at the sole expense of the Company.

10.           Conditions to Obligation to Close.

(a)           Conditions to Obligation of the Purchaser.

The obligation of the Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing is subject to satisfaction of the following conditions:

(i)           the representations and warranties of the Sellers set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)           the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, and certificates for all of the Shares and stock powers in respect of all of the Shares duly executed by the Sellers shall have been deposited in escrow for transfer to Purchaser against payment of the Purchase Price ;

(iii)           the Sellers shall have procured all of the third party consents required or asked of it in order to effect the Closing;

(iv)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v)           the Sellers shall have delivered to the Purchaser a certificate to the effect that (A) each of the conditions specified above in Section 10(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities;

(vi)            the officers and directors of the Company shall have resigned from such positions effective immediately prior to Closing and the Purchaser’s designees for such positions shall have been duly appointed; provided, however, one of the current directors of the Company designated by the Purchaser shall remain in office until the expiration of ten days after the Company files with the SEC, and mails to its shareholders of record, an Information Statement pursuant to Rule 14f-1 of the Exchange Act;

(vii)           the Purchaser shall have completed its business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to the Purchaser;

(viii)           the Sellers shall have caused the Company to deliver to Purchaser (A) its Certificate of Incorporation and By-Laws, each as amended to the Closing Date, certified by the Secretary of the Company, (B) to the extent available, the Company’s books and records, including without limitation, its minute book, stock ledger and and all other original corporate documents and agreements;

(ix)           the Company shall have maintained at and immediately after the Closing its status as a company whose Common Stock is quoted on the OTB Bulletin Board; and

(x)           all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 10(a) at or prior to the Closing in writing executed by the Purchaser.

(b)           Conditions to Obligation of the Sellers.

The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

(i)           the representations and warranties of the Purchaser set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)           the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv)           the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 10(b)(i)-(iii) is satisfied in all respects;  and

(v)           all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 10(b) at or prior to the Closing in writing executed by the Sellers.

11.           Remedies for Breaches of This Agreement.

Survival of Representations and Warranties.  All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of twelve (12) months thereafter.

12.           Termination.

(a)           Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)           the Purchaser and the Seller may terminate this Agreement by mutual written agreement at any time prior to the Closing;

(ii)           the Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if (A) if the findings of its due diligence investigation of the Company are not satisfactory to Purchaser in its sole and absolute discretion; or (B) in the event the any Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Purchaser has notified the Sellers of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; or (C) if the Closing shall not have occurred on or before the Outside Closing Date by reason of the failure of any condition precedent under Section 10(a) (unless the failure results primarily from the Purchaser’s breach of any representation, warranty, or covenant contained in this Agreement); and

(iii)           the Sellers may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; or (B) if the Closing shall not have occurred on or before the Outside Closing Date by reason of the failure of any condition precedent under Section 10(b) (unless the failure results primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement).

(b)           Effect of Termination. If this Agreement is terminated, the Seller Escrow Documents shall be returned to Seller and the Purchase Price, including the Escrow Deposit, shall be returned to Purchaser, except that if the Seller terminates this Agreement pursuant to Section 12(a)(iii), the Seller shall be entitled to the Escrow Deposit. Except as aforesaid, if this Agreement terminates pursuant to this Section 12, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

13.           Miscellaneous.

(a)           Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b)           Confidentiality; Press Releases and Public Announcements.  Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction that is the subject of this Agreement, without the consent of the other Parties.  The Sellers shall not, and shall not allow the Company to, issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchaser; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Sellers and the Company will use their best efforts to advise the Purchaser prior to making the disclosure).

(c)           No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d)           Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)           Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Purchaser or the Seller, as applicable.

(f)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

(g)           Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)           Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given: (i) upon personal delivery to the Party to be notified; (ii) when sent by electronic mail if sent during normal business hours of the recipient, or if not, then on the next business day of the recipient; (iii) upon receipt by the recipient if deposited with a nationally recognized overnight courier, with verification of receipt, or (iv) three days after having been sent by registered or certified mail, return receipt requested, postage pre-paid, to the addresses set forth below:

           If to the Sellers:

c/o Unity Venture Capital Associates Ltd.
825 Third Avenue
New York, New York 10022
Attention: Larry Burstein
e-mail address:  lburstein@unitycapital.com

             If to the Purchaser:

HC Consulting Limited
34-37 Connaught Road Central, 21st floor
Hong Kong, PRC
Attention:
 e-mail address:

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i)           Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the Parties agrees that any action arising out of or related to this Agreement shall be brought in the state or federal courts located in New York County, New York, and each of the parties hereto submits to the jurisdiction of such courts and waives any claim arising out of or related to the convenience of such forum.

(j)           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller or their respective representatives.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)           Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m)           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(n)           Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)           Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

 [signature page follows]

{Signature Page to Stock Purchase Agreement dated June 19, 2014}

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PURCHASER: HC CONSULTING LIMITED By: /s/Ethan Chuang Name: Ethan Chuang An Authorized Officer	SELLERS: FRONTERA HOLDINGS LIMITED PARTNERSHIP BY: /s/ Omar Cunha Omar Cunha

WIT GLOBAL SERVICES INC.

By: /s/ Sidney Levy
       Sidney Levy
       President

NISSEN INVESTMENTS LLC

By: /s/ Selmo Nissenbaum
       Selmo Nissenbaum
       Manager

/s/ Larry Burstein
Larry Burstein

/s/   Peter van Voorst Vader
Peter van Voorst Vader

/s/ Wayne Brannan
Wayne Brannan

/s/ Shelly Schoppe
Shelly Schoppe

Schedule I

Name of Seller	Number of Shares	Purchase Price
Frontera Holdings	1,986,248	$69,364.53
Lawrence Burstein	1,986,250	$69,364.66
Wit Services Global Inc.	1,986,248	$69,364.53
Nissen Investments LLC	1,986,248	$69,364.53
Peter van Voorst Vader	1,986,248	$69,364.53
Wayne Brannan	546,601	$19,088.61
Shelly Schoppe	546,601	$19,088.61

Exhibit A

ESCROW AGREEMENT

AGREEMENT dated as of the 19th day of June, 2014 by and among the individuals and entity listed on the signature page hereof (collectively, the “Sellers”), HC Consulting Limited (the “Purchaser”), and Eaton & Van Winkle LLP (“EVW” or the “Escrow Agent”).

Preliminary Statement

The Sellers will deposit in escrow with the Escrow Agent certain corporate documents, records and transaction documents (the “Seller Escrow Documents”) to be delivered to the Purchaser upon consummation of the sale of an aggregate of 11,024,444 shares (the “Shares”) of the common stock (the “Sale”) of UHF Incorporated, a Delaware corporation (the “Company”), by Sellers to Purchaser as contemplated by the Stock Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Purchase Agreement.

The Purchaser has deposited in a non-interest-bearing escrow account designated by the Escrow Agent $25,000 (the “Escrow Deposit”) and will deposit an additional $360,000 to said account for an aggregate of $385,000, representing the purchase price for the Shares (the “Purchase Price”), to be delivered to the Seller upon consummation of the Sale.

The Escrow Agent will hold the Seller Escrow Documents and the Purchase Price (collectively, the “Escrow Property”) in escrow in accordance with the terms and subject to the conditions set forth in this agreement.

The Sellers and the Purchaser have requested that the Escrow Agent, who is counsel to Purchaser, perform the tasks set forth herein and the Escrow Agent has agreed to do so.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Property.

(a)  Each Seller shall deliver to the Escrow Agent stock certificates evidencing the Specified Shares, together with stock powers duly executed in favor of Purchaser, and the other Seller Escrow Documents to be delivered at Closing to the Purchaser pursuant to the Purchase Agreement.

(b)   The Purchaser shall deliver to the Escrow Agent the Purchase Price.

2.           Release of Purchase Price and Other Escrow Property.  Upon the consummation of the sale by the Sellers to the Purchaser of the Shares pursuant to the Purchase Agreement, the Escrow Agent shall deliver (i) to Purchaser, the Seller Escrow Documents, and (ii) to the Sellers, the Purchase Price in the amounts set forth on Schedule I to the Purchase Agreement.  If the Closing of the sale and purchase of the Shares has not occurred on or before the Outside Closing Date, the Escrow Agent shall deliver (x) to the Sellers, the Seller Escrow Documents, and (y) to Purchaser, the Purchase Price, provided, however, that, the Deposit will be paid, at the request of the Sellers, to the designee of the Sellers if the Closing has not occurred unless, the only reason for the failure to close hereunder is a failure to perform by Sellers, in which event the Deposit will be returned to Purchaser.

3.      Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)           The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Sellers or the Purchaser to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

(b)           The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith and EVW may serve as such counsel.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)           The Sellers and the Purchaser, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to attorney's fees) claimed against or incurred by the Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement, unless such claim is due to the willful misconduct or gross negligence of the Escrow Agent.

(d)           In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, it shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Documents until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Documents to a court of competent jurisdiction.

(e)           The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than its obligations hereunder, and it shall not be required to make a request that any documents or monies be delivered to it, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to it and deposit said checks and wire transfers into the non-interest-bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Documents as stated above, provided that the funds received by the Escrow Agent have been collected and are available for withdrawal.

4.     Resignation of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to Seller and Purchaser.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Documents that it has received as of the date on which it provided the notice of resignation.  In such event, the Escrow Agent shall not take any action until the Sellers and the Purchaser have designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written instructions signed by the Sellers and the Purchaser, the Escrow Agent shall promptly deliver the Escrow Documents to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Documents and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Documents.

5.    Termination. The Sellers and the Purchaser may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 10 days from the date of such notice.  In the event of such termination, the Sellers and the Purchaser shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Sellers and the Purchaser, turn over to such successor escrow agent all of the Escrow Documents; provided, however, that if Sellers and the Purchaser fail to appoint a successor escrow agent within such 10-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Documents, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Documents.

6.      Investment.  All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at a bank reasonably satisfactory to the Escrow Agent, which shall include the institution regularly used by the Escrow Agent to hold client funds.

7.      Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given: (i) upon personal delivery to the Party to be notified; (ii) when sent by electronic mail if sent during normal business hours of the recipient, or if not, then on the next business day of the recipient; (iii) upon receipt by the recipient if deposited with a nationally recognized overnight courier, with verification of receipt, or (iv) three days after having been sent by registered or certified mail, return receipt requested, postage pre-paid, to the addresses set forth below.

If to the Sellers:

c/o Unity Venture Capital Associates Ltd.
825 Third Avenue
New York, New York 10022
Attention: Larry Burstein
e-mail address:  lburstein@unitycapital.com

             If to the Purchaser:

HC Consulting Limited
34-37 Connaught Road Central, 21st floor
Hong Kong, PRC
Attention:
 e-mail address:

              If to the Escrow Agent:

Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attention: Vincent J. McGill, Esq.
Phone No.: 212-561-3604
Fax No.:212-779-9928
e-mail:vmcgill@evw.com

8.           General

(a)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles.

(b)           This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)           All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

(d)           This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)           If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any amendment or modification of this Agreement may be executed  in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

[signature page follows]

{Signature Page to Escrow Agreement dated June 19, 2014}

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PURCHASER:	SELLERS:

HC CONSULTING LIMITED	FRONTERA HOLDINGS
LIMITED PARTNERSHIP

By: _____________________	BY: _______________________
Name:	Omar Cunha
Title:
WIT GLOBAL SERVICES INC.
________________
Wayne Brannan	By: _______________________
Sidney Levy

NISSEN INVESTMENTS LLC
_________________
Shelly Schoppe	By: ________________________
Selmo Nissenbaum
Manager

__________________________
Larry Burstein

__________________________
Peter van Voorst Vader
Eaton & Van Winkle LLP, as escrow agent

By: ______________________
Vincent J. McGill .
Partner